UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2008

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Alpharetta, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2008, the Compensation Committee of the Board of Directors (the "Board") of Exide Technologies ("the Company") approved an increase in base salary for Edward J. O'Leary, Chief Operating Officer, to $550,000 from $485,000.

On September 9, 2008, Joel M. Campbell, who has communicated his intention to retire from the Company prior to the end of fiscal 2009, resigned his position as President-Industrial Energy Europe. Due to the resignation of Rodolphe Reverchon as President-Transportation Europe, effective September 22, 2008, Mr. Campbell will oversee the Transportation Europe division until the Company completes its process of recruiting and retaining a new President for that division.

On September 9, 2008, the Board appointed Franz-Josef Dette as President-Industrial Energy Europe to replace Mr. Campbell. Mr. Dette, 53, most recently served as the Vice President--Operations in the Industrial Energy Europe division since November 2007 and has held various senior positions within the Company since 1997. Mr. Dette's base salary will increase to €275,000, his target under the Company's economic profit incentive compensation plan (the "EP Plan") will increase to 50% of base salary and his annual award under the Company's Long-Term Incentive Plan will increase to 125% of base salary.

A copy of the press release announcing Mr. Dette's appointment is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release, dated September 10, 2008 announcing appointment of executive

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

September 10, 2008	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President & Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated September 10, 2008 announcing appointment of executive